Exhibit 99.2

COMMUNITY FIRST BANCSHARES, INC.

Union City, Tennessee

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

COMMUNITY FIRST BANCSHARES, INC.
Union City, Tennessee

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2014

CONTENTS

INDEPENDENT AUDITOR'S REVIEW REPORT

Community First Bancshares, Inc.
Union City, Tennessee

Report on the Financial Statements

We have reviewed the condensed consolidated financial statements of Community First Bancshares, Inc., which comprise the condensed consolidated balance sheet as of March 31, 2014, and the related condensed consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the three-month periods ended March 31, 2014 and 2013.

Management's Responsibility

The Company's management is responsible for the preparation and fair presentation of the condensed financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor's Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the condensed financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 6, 2014. In our opinion, the accompanying condensed consolidated balance sheet of Community First Bancshares, Inc. as of December 31, 2013, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Crowe Horwath LLP

Louisville, Kentucky
June 19, 2014

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2014 and December 31, 2013
(Dollar amounts in thousands, except per share data)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS		
Cash and due from financial institutions	$ 21,453	$ 18,323
Interest-bearing deposits in financial institutions	22,250	20,025
Federal funds sold	5,215	7,749
Cash and cash equivalents	48,918	46,097
Interest-bearing deposits in financial institutions	750	466
Securities held to maturity	200	200
Securities available for sale	669,984	671,651
Loans held for sale	7,857	9,815
Loans	1,121,124	1,101,318
Allowance for loan losses	(16,011)	(16,064)
Loans, net	1,105,113	1,085,254
Premises and equipment, net	44,317	44,254
Company owned life insurance	21,614	21,466
Accrued interest receivable	6,412	6,302
Restricted equity securities	7,490	7,490
Other real estate	4,145	6,016
Deferred tax asset	10,967	14,245
Other assets	10,063	10,335
Total Assets	$ 1,937,830	$ 1,923,591
LIABILITIES AND SHAREHOLDERS' EQUITY		
Deposits		
Non-interest bearing	$ 192,012	$ 174,862
Interest bearing	1,397,866	1,377,726
Total deposits	1,589,878	1,552,588
Federal funds purchased and securities sold under agreement to repurchase	33,967	24,406
Federal Home Loan Bank advances	102,075	144,779
Subordinated debentures	27,100	27,100
Notes payable	-	3,000
Accrued interest payable	1,213	1,309
Other liabilities	14,347	11,543
Total liabilities	1,768,580	1,764,725
Preferred stock, Series C, senior non-cumulative, $30,852 liquidation value, 30,852 shares issued and outstanding in 2014 and 2013	30,852	30,852
Common stock, $10 par value; 500,000 shares authorized; 363,994.1 and 363,527.2 shares issued in 2014 and 2013	3,640	3,635
Additional paid-in capital	48,321	48,257
Retained earnings	93,376	87,348
Accumulated other comprehensive income (loss)	(6,939)	(11,226)
Total shareholders' equity	169,250	158,866
Total Liabilities and Shareholders' Equity	$ 1,937,830	$ 1,923,591

See accompanying notes to financial statements and review report of independent accountants.

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the three-month periods ended March 31, 2014 and 2013
(Dollar amounts in thousands except per share data)
(Unaudited)

	2014	2013
Interest income		
Loans, including fees	$ 14,636	$ 13,910
Securities		
Taxable	3,760	2,782
Exempt from federal income tax	738	641
Federal funds sold and other	91	118
Total interest income	19,225	17,451
Interest expense		
Deposits	2,281	2,962
Notes payable and advances from Federal Home Loan Bank	315	344
Subordinated debentures	249	252
Federal funds purchased and securities sold under agreement to repurchase	17	11
Total interest expense	2,862	3,569
Net interest income	16,363	13,882
Provision for loan losses	166	247
Net interest income after provision for loan losses	16,197	13,635
Other income		
Service charges on deposit accounts	1,389	1,473
Credit insurance premiums	89	62
Gain on sale of mortgage loans	883	1,476
Net gain on sales of securities available for sale	723	138
Net gain (loss) on sale of assets	11	(7)
Write-downs, expenses, sales of other real estate, net of gains	128	65
Insurance commission income	926	899
Other service charges, commissions and fees	1,733	1,534
Total other income	5,882	5,640
Other expenses		
Salaries and employee benefits	8,238	7,765
Occupancy	2,058	1,904
Other operating	2,533	3,681
Total other expenses	12,829	13,350
Income before income taxes	9,250	5,925
Income tax expense	3,141	1,890
Net income	$ 6,109	$ 4,035
Less:		
Dividends on preferred stock	77	386
Net income available to common shareholders	$ 6,032	$ 3,649

See accompanying notes to financial statements and review report of independent accountants.

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the three-month periods ended March 31, 2014 and 2013
(Dollar amounts in thousands except per share data)
(Unaudited)

	2014	2013
Net income	$ 6,109	$ 4,035
Other comprehensive income (loss):		
Unrealized gains (losses) on securities:		
Unrealized holding gain (loss) arising during the period	7,715	(3,627)
Reclassification adjustment for gains included in net income	(723)	(138)
	6,992	(3,765)
Tax effect	2,727	(1,468)
Net of tax	4,265	(2,297)
Unrealized gain (loss) on cash flow interest rate swap:		
Unrealized holding loss	36	52
Reclassification adjustment for losses (gains) included in net income	-	-
	36	52
Tax effect	14	20
Net of tax	22	32
Total other comprehensive income (loss)	4,287	(2,265)
Comprehensive income	$ 10,396	$ 1,770

See accompanying notes to financial statements and review report of independent accountants.

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the three-month period ended March 31, 2014
(Dollar amounts in thousands except per share data)
(Unaudited)

	Common Stock	Preferred Stock, Net	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity
Balance, January 1, 2014	$ 3,635	$ 30,852	$ 48,257	$ 87,348	$ (11,226)	$ 158,866
Net income	-	-	-	6,109	-	6,109
Other comprehensive income	-	-	-	-	4,287	4,287
Restricted shares issued	5	-	(7)	-	-	(2)
Dividends on preferred stock	-	-	-	(77)	-	(77)
Purchase of 10 shares of common stock	-	-	(1)	(4)	-	(5)
Stock based compensation expense	-	-	72	-	-	72
Balance, March 31, 2014	$ 3,640	$ 30,852	$ 48,321	$ 93,376	$ (6,939)	$ 169,250

See accompanying notes to financial statements and review report of independent accountants.

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three-month periods ended March 31, 2014 and 2013
(Dollar amounts in thousands except per share data)
(Unaudited)

	2014	2013
Cash flows from operating activities		
Net income	$ 6,109	$ 4,035
Adjustments to reconcile net earnings to net cash from operating activities		
Provision for loan losses	166	247
Depreciation of premises and equipment	655	651
Net gain on sales of securities available for sale	(723)	(138)
Net amortization on securities	847	1,870
Net losses on other real estate from sales and writedowns	(140)	(65)
(Gain) loss on sale of assets	(11)	7
Stock based compensation	72	50
Net change in loans held for sale	2,841	1,880
Gain on sale of mortgage loans	(883)	(1,476)
Deferred income taxes	363	98
Earnings on life insurance policies	(148)	(152)
Increase in accrued interest receivable	(110)	(500)
Decrease in accrued interest payable	(96)	(75)
Other, net	(687)	457
Net cash from operating activities	8,255	6,889
Cash flows from investing activities		
Net (increase) decrease in interest-bearing deposits in financial institutions	(284)	-
Purchases of securities available for sale	(40,598)	(96,146)
Proceeds from maturities and redemptions of securities available for sale	15,197	35,976
Proceeds from sale of securities available for sale	37,907	16,976
Repayments and loan originations, net	(20,126)	9,119
Purchase of premise and equipment	(718)	(739)
Proceeds from sale of other real estate	2,112	195
Proceeds from sale of premises and equipment	11	7
Net cash from investing activities	(6,499)	(34,612)
Cash flows from financing activities		
Net increase in deposits	37,290	41,091
Net Increase (decrease) in federal funds purchased and securities sold under repurchase agreements	9,561	2,764
Repayments of Federal Home Loan Bank advances	(69,268)	(34,257)
Proceeds from Federal Home Loan Bank advances	26,564	10,200
Repayments of notes payable	(3,000)	-
Preferred stock dividends paid	(77)	(386)
Redemption of common stock	(5)	(108)
Net cash from financing activities	1,065	19,304

See accompanying notes to financial statements and review report of independent accountants.

COMMUNITY FIRST BANCSHARES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three-month periods ended March 31, 2014 and 2013
(Dollar amounts in thousands except per share data)
(Unaudited)

	2014	2013
Net change in cash	$ 2,821	$ (8,419)
Cash and cash equivalents at beginning of period	46,097	45,398
Cash and cash equivalents at end of period	$ 48,918	$ 36,979
Supplemental disclosure of cash flow information		
Interest paid	$ 2,958	$ 3,644
Income taxes paid net of refunds received	2,468	6,321
Assets acquired through foreclosure	101	741
Security purchases settled in subsequent period	3,971	-

See accompanying notes to financial statements and review report of independent accountants.

NOTE 1 - PRESENTATION OF INTERIM INFORMATION

Nature of Operations and Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Community First Bancshares, Inc. (the "Company") and its wholly-owned subsidiaries: First State Bank (the "Bank") and First State Risk Management. Also included in the consolidated financial statements are the accounts of First Auto, FS Investments, FS Funding, FS Data, First State Development, First State Insurance, First State Properties, First State ATMs, First State Transportation, First State Special Assets, Community Choice Reinsurance, and First State Finance. The consolidated group is collectively referred to as the "Company". Material inter-company accounts and transactions have been eliminated in consolidation. All dollar amounts are in thousands except for per share data.

The Company provides financial services through its offices throughout Tennessee. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate value and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, deferred tax assets and fair values of financial instruments are particularly subject to change.

In the opinion of management, the unaudited condensed consolidated financial statements include all normal adjustments considered necessary to present fairly the financial position as of March 31, 2014, the results of operations for the three months ended March 31, 2014 and 2013, and cash flows for the three months ended March 31, 2014 and 2013. All of these adjustments are of a normal, recurring nature. Interim results are not necessarily indicative of results for a full year.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through June 19, 2014, which is the date the financial statements were available to be issued.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determined fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

(Continued)

NOTE 1 - PRESENTATION OF INTERIM INFORMATION (Continued)

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are recorded on the trade date based on the amortized cost of the security sold. Premiums and discounts are amortized on the level-yield method without anticipating pre-payments, except for mortgage backed securities where prepayments are anticipated.

Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees net of certain direct origination costs are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on all classes of loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company's policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on non-accrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status after a consistent pattern of repayment has been demonstrated and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

(Continued)

NOTE 1 - PRESENTATION OF INTERIM INFORMATION (Continued)

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

All substandard loan relationships over $500 are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent 3 years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments and their associated risks have been identified:

- Real estate loans are affected by the local real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans. Appraisals are obtained to support the loan amount.
- Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial loans are advanced for equipment purchases or to provide working capital or meet other financing needs of business enterprises. These loans may be secured by accounts receivable, inventory, equipment or other business assets. Financial information is obtained from the borrower to evaluate ability to repay the loans.
- Agricultural loans are affected by the local real estate market, the local economy, and the success of the business. These loans may be secured by accounts receivable, inventory, equipment, or other various assets. Financial information is obtained from the borrower to evaluate the ability to repay the loans.

(Continued)

NOTE 1 - PRESENTATION OF INTERIM INFORMATION (Continued)

- Consumer loans are dependent on local economies. Consumer loans are generally secured by consumer assets, but may be unsecured. The Bank evaluates the borrower's repayment ability through a review of credit scores and an evaluation of debt to income ratios.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes fair value adjustments on derivatives and unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Corporation or by the Corporation to shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES

The fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

Available for Sale:	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
March 31, 2014				
Obligations of U.S. government agencies	$ 125,977	$ 551	$ (6,229)	$ 120,299
Agency mortgage-backed securities: residential	227,486	2,607	(3,275)	226,818
Agency mortgage-backed securities: commercial	73,699	-	(4,506)	69,193
Agency collateralized mortgage obligations: residential	132,591	1,127	(1,116)	132,602
Obligations of states and political subdivisions	119,707	2,886	(2,084)	120,509
Corporate notes	375	-	-	375
Equity securities	188	-	-	188
Total	$ 680,023	$ 7,171	$ (17,210)	$ 669,984
December 31, 2013				
Obligations of U.S. government agencies	$ 115,501	$ 430	$ (7,832)	$ 108,099
Agency mortgage-backed securities: residential	249,899	3,383	(3,740)	249,542
Agency mortgage-backed securities: commercial	82,777	67	(4,925)	77,919
Agency collateralized mortgage obligations: residential	130,659	786	(3,839)	127,606
Obligations of states and political subdivisions	109,258	2,112	(3,473)	107,897
Corporate notes	400	-	-	400
Equity securities	188	-	-	188
Total	$ 688,682	$ 6,778	$ (23,809)	$ 671,651

The Company had gross realized gains of $864 and $273 and gross realized losses of $141 and $135 in the first three months of 2014 and 2013, respectively from the sale of securities available for sale. Proceeds from these transactions were $37,907 and $16,976 in 2014 and 2013 respectively.

The amortized cost and fair values of debt and equity securities at March 31, 2014 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

	Available for Sale	
	Amortized Cost	Fair Value
Due in one year or less	$ 251	$ 258
Due in one to five years	10,597	11,006
Due in five to ten years	92,199	89,306
Due after ten years	143,012	140,613
Agency mortgage-backed securities: residential	227,486	226,818
Agency mortgage-backed securities: commercial	73,699	69,193
Agency collateralized mortgage obligations: residential	132,591	132,602
Equity securities	188	188
	$ 680,023	$ 669,984

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 2 – SECURITIES (Continued)

Securities carried at approximately $310,653 and $311,377 at March 31, 2014 and December 31, 2013, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At March 31, 2014 and December 31, 2013, the Company did not hold securities of any single issuer, other than obligations of U.S. Government agencies whose aggregate book value exceeded ten percent of shareholders' equity.

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at March 31, 2014 and December 31, 2013.

	Less than 12 Months		12 Months or More		Total	
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
March 31, 2014						
Obligations of US government agencies	$ 56,644	$ (2,973)	$ 40,101	$ (3,256)	$ 96,745	$ (6,229)
Agency mortgage-backed securities: residential	116,231	(3,136)	3,942	(139)	120,173	(3,275)
Agency mortgage-backed Securities: commercial	50,248	(2,534)	25,481	(1,972)	75,729	(4,506)
Agency collateralized mortgage obligations: residential	47,087	(669)	9,201	(447)	56,288	(1,116)
Obligations of states and political subdivisions	28,396	(1,092)	11,526	(992)	39,922	(2,084)
Total available for sale	$298,606	$(10,404)	$ 90,251	$ (6,806)	$388,857	$(17,210)
December 31, 2013						
Obligations of US government agencies	$ 61,291	$ (4,782)	$ 31,018	$ (3,050)	$ 92,309	$ (7,832)
Agency mortgage-backed securities: residential	129,986	(2,761)	11,414	(979)	141,400	(3,740)
Agency mortgage-backed Securities: commercial	64,656	(4,588)	5,953	(337)	70,609	(4,925)
Agency collateralized mortgage obligations: residential	91,004	(3,839)	-	-	91,004	(3,839)
Obligations of states and political subdivisions	42,667	(3,026)	3,922	(447)	46,589	(3,473)
Total available for sale	$389,604	$(18,996)	$ 52,307	$ (4,813)	$441,911	$(23,809)

Unrealized losses on state and municipal bonds, agency mortgage-backed securities, agency collateralized mortgage obligations and other agency securities have not been recognized into income because the issuers bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The fair value is expected to recover as the bonds approach maturity.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS

A summary of loans outstanding by category follows:

	March 31, 2014	December 31, 2013
Real estate:		
Commercial	$ 409,611	$ 397,812
1 to 4 family	314,471	303,888
Construction	57,387	56,193
Farmland	36,601	34,533
Multi-family	33,730	34,538
Commercial	135,660	143,952
Agricultural	13,793	15,081
Consumer	118,500	110,636
Other	1,371	4,685
	$ 1,121,124	$ 1,101,318

The above table includes net deferred loan fees of $744 and $668 and unearned income of $11,997 and $12,717 as of March 31, 2014 and December 31, 2013, respectively.

Certain parties (principally directors and officers of the Corporation or the Bank, including their affiliates, families, and companies in which they hold ten percent or more ownership) were customers of, and had extensions of credit and other transactions with the Bank in the ordinary course of business. These extensions of credit totaled $66,921and $65,731 as of March 31, 2014 and December 31, 2013, respectively.

Balance at January 1, 2014	$ 65,731
New loans	1,330
Repayments	(140)
Balance at March 31, 2014	$ 66,921

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the periods ending March 31, 2014 and 2013:

2014	Real Estate	Commercial	Agricultural	Consumer	Other	Total
Allowance for loan losses:						
Beginning balance	$ 13,662	$ 281	$ 76	$ 1,333	$ 712	$ 16,064
Provision for loan losses	73	(74)	(7)	(8)	182	166
Loans charged-off	(244)	(3)	-	(217)	(21)	(485)
Recoveries	53	15	-	146	52	266
Total ending allowance balance	$ 13,544	$ 219	$ 69	$ 1,254	$ 925	$ 16,011
2013						
Allowance for loan losses:						
Beginning balance	$ 11,550	$ 1,879	$ 128	$ 1,614	$ 589	$ 15,760
Provision for loan losses	931	(260)	3	99	(526)	247
Loans charged-off	(548)	(64)	-	(191)	(126)	(929)
Recoveries	436	17	-	114	93	660
Total ending allowance balance	$ 12,369	$ 1,572	$ 131	$ 1,636	$ 30	$ 15,738

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of March 31, 2014 and 2013:

March 31, 2014	Real Estate	Commercial	Agricultural	Consumer	Other	Total
Allowance for loan losses:						
Ending allowance balance attributable to loans:						
Individually evaluated for impairment	$ 519	$ 2	$ -	$ 1	$ -	$ 522
Collectively evaluated for impairment	13,025	217	69	1,253	925	15,489
Total ending allowance balance	$ 13,544	$ 219	$ 69	$ 1,254	$ 925	$ 16,011
Loans:						
Loans individually evaluated for impairment	$ 9,608	$ 144	$ -	$ 37	$ -	$ 9,789
Loans collectively evaluated for impairment	842,192	135,516	13,793	118,463	1,371	1,111,335
Total ending loans balance	$ 851,800	$ 135,660	$ 13,793	$ 118,500	$ 1,371	$ 1,121,124
December 31, 2013						
Allowance for loan losses:						
Ending allowance balance attributable to loans:						
Individually evaluated for impairment	$ 550	$ 2	$ -	$ 1	$ -	$ 553
Collectively evaluated for impairment	13,112	279	76	1,332	712	15,511
Total ending allowance balance	$ 13,662	$ 281	$ 76	$ 1,333	$ 712	$ 16,064
Loans:						
Loans individually evaluated for impairment	$ 11,424	$ 187	$ -	$ 42	$ -	$ 11,653
Loans collectively evaluated for impairment	815,540	143,765	15,081	110,594	4,685	1,089,665
Total ending loans balance	$ 826,964	$ 143,952	$ 15,081	$ 110,636	$ 4,685	$ 1,101,318

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following table presents information related to impaired loans by class of loans as of March 31, 2014 and December 31, 2013:

	March 31, 2014			December 31, 2013		
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Loses Allocated
With no related allowance recorded:						
Real estate						
Commercial	$ 6,090	$ 4,318	$ -	$ 7,786	$ 6,052	$ -
1-4 family	574	574	-	471	471	-
Commercial	88	88	-	6	6	-
Consumer	20	19	-	27	24	-
Subtotal	6,772	4,999	-	8,290	6,553	-
With an allowance recorded:						
Real estate						
Commercial	1,517	1,442	287	1,727	1,625	332
1-4 family	1,071	957	78	944	944	62
Construction	2,317	2,317	154	2,332	2,332	156
Commercial	56	56	2	181	181	2
Consumer	18	18	1	18	18	1
Subtotal	4,979	4,790	522	5,202	5,100	553
Total	$ 11,751	$ 9,789	$ 522	$ 13,492	$ 11,653	$ 553

The recorded investment in loans excludes accrued interest receivable, due to immateriality. The recorded investment in loans includes loan originations fees. For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of March 31, 2014 and December 31, 2013:

	Nonaccrual		Loans Past Due Over 90 Days Still Accruing	
	March 31, 2014	December 31, 2013	March 31, 2014	December 31, 2013
Real estate:				
Commercial	$ 4,416	$ 4,544	$ -	$ -
1-4 family	1,408	1,256	-	-
Construction	-	-	-	-
Farmland	38	-	-	-
Commercial	56	66	-	-
Agriculture	7	18	-	-
Consumer	587	566	-	-
Total	$ 6,512	$ 6,450	$ -	$ -

The following table presents the aging of the recorded investment in past due loans as of March 31, 2014 and December 31, 2013 by class of loans:

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total Loans
March 31, 2014						
Real estate:						
Commercial	$ 528	$ 3,585	$ 632	$ 4,745	$ 404,866	$ 409,611
1-4 family	919	298	532	1,749	312,722	314,471
Construction	77	-	-	77	57,310	57,387
Farmland	90	-	-	90	36,511	36,601
Multi-family	-	-	-	-	33,730	33,730
Commercial	668	3	35	706	134,954	135,660
Agricultural	6	-	-	6	13,787	13,793
Consumer	805	262	350	1,417	117,083	118,500
Other	-	-	-	-	1,371	1,371
Total	$ 3,093	$ 4,148	$ 1,549	$ 8,790	$1,112,334	$1,121,124
December 31, 2013						
Real estate:						
Commercial	$ 5,542	$ 23	$ 99	$ 5,664	$ 392,148	$ 397,812
1-4 family	672	447	621	1,740	302,148	303,888
Construction	-	-	-	-	56,193	56,193
Farmland	79	-	-	79	34,454	34,533
Multi-family	-	-	-	-	34,538	34,538
Commercial	695	-	42	737	143,215	143,952
Agricultural	-	-	14	14	15,067	15,081
Consumer	573	178	166	917	109,719	110,636
Other	-	-	-	-	4,685	4,685
Total	$ 7,561	$ 648	$ 942	$ 9,151	$1,092,167	$1,101,318

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

Troubled Debt Restructurings:

As of March 31, 2014 and December 31, 2013, the Company has a recorded investment in troubled debt restructurings of $7,340 and $7,343, respectively. The Company has allocated $109 and $45 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of March 31, 2014 and December 31, 2013. The Company has not committed to lend additional amounts as of March 31, 2014 and December 31, 2013 to customers with outstanding loans that are classified as troubled debt restructurings.

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loan relationships with an outstanding balance greater than $1.5 million and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The loans that are not rated are homogenous loans that are evaluated for credit quality based on their delinquency status. The Company uses the following definitions for risk ratings.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans listed as not rated are consumer purpose loans or consumer purpose real estate loans that are not over 90 days past due or involved in bankruptcy.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 3 – LOANS (Continued)

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

March 31, 2014	Pass	Special Mention	Substandard	Doubtful	Not Rated	Totals
Real estate:						
Commercial	$ 399,127	$ -	$ 10,303	$ -	$ 181	$ 409,611
1-4 family	95,393	-	4,451	-	214,627	314,471
Construction	44,752	-	2,388	-	10,247	57,387
Farmland	32,902	-	291	-	3,408	36,601
Multi-family	33,730	-	-	-	-	33,730
Commercial	134,363	-	1,249	-	48	135,660
Agricultural	13,786	-	7	-	-	13,793
Consumer	-	-	1,554	-	116,946	118,500
Other	1,347	-	-	-	24	1,371
Total	$ 755,400	$ -	$ 20,243	$ -	$ 345,481	$1,121,124

December 31, 2013	Pass	Special Mention	Substandard	Doubtful	Not Rated	Totals
Real estate:						
Commercial	$ 387,151	$ -	$ 10,453	$ -	$ 208	$ 397,812
1-4 family	91,718	-	4,743	-	207,427	303,888
Construction	36,878	-	5,549	-	13,766	56,193
Farmland	31,106	-	312	-	3,115	34,533
Multi-family	34,538	-	-	-	-	34,538
Commercial	142,678	-	1,124	-	150	143,952
Agricultural	15,063	-	18	-	-	15,081
Consumer	-	-	945	-	109,691	110,636
Other	1,383	-	-	-	3,302	4,685
Total	$ 740,515	$ -	$ 23,144	$ -	$ 337,659	$1,101,318

NOTE 4 - INCOME TAXES

Income tax expense consists of the following:	March 31, 2014	March 31, 2013
Current Federal	$ 2,778	$ 1,792
Current State	-	-
Total current tax expense (benefit)	2,778	1,792
Deferred Federal	(42)	(73)
Deferred State	405	171
Total deferred tax expense	363	98
Total income tax expense	$ 3,141	$ 1,890

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 4 - INCOME TAXES (Continued)

A reconciliation of income tax expense with the amount of income taxes (benefits) computed by applying the federal statutory rate (35% for 2014, 34% for 2013) to earnings before income taxes follows:

	March 31, 2014	March 31, 2013
Computed expected income tax expense	$ 3,238	$ 2,015
Increase (decrease) in taxes resulting from:		
Tax exempt income	(213)	(223)
State income taxes, net of federal benefit	264	111
Change in valuation allowance	-	-
Captive insurance premiums	(104)	(50)
Other, net	(44)	37
Total income tax expense	$ 3,141	$ 1,890

Significant temporary differences between tax and financial reporting that result in deferred tax assets (liabilities) were as follows at March 31, 2014 and December 2013:

	March 31, 2014	December 31, 2013
Allowance for loan losses	$ 6,103	$ 6,123
Write down on other real estate	1,120	1,286
Unrealized loss on securities	3,783	6,732
Unrealized loss hedging transactions	478	444
Asset revaluation – WCB acquisition	(76)	(78)
FHLB stock dividends	(1,554)	(1,554)
Depreciation	(1,077)	(1,093)
Prepaid expenses	(498)	(505)
Deferred compensation	537	544
State net operating loss carry forward	735	974
Capital loss carry forward	-	-
Other, net	1,416	1,372
	10,967	14,245
Less valuation allowance	-	-
Net deferred tax asset	$ 10,967	$ 14,245

At March 31, 2014 and December 31, 2013 the Company has a Tennessee net operating loss carry forward of approximately $16,320 and $21,839, respectively, which is available to offset future taxable income.

The Company and its subsidiaries file a consolidated U.S. federal income tax return, as well as filing various returns in the states where its banking offices are located or conduct business. The federal and state filed income tax returns are no longer subject to examination by taxing authorities for years before 2010.

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 5 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of March 31, 2014 the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.

If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2014 and December 31, 2013, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

The Company and the Bank's actual capital amounts and ratios were as follows:

	Actual Regulatory Capital		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
March 31, 2014	Amount	Ratio	Amount	Ratio	Amount	Ratio
Community First Bancshares, Inc.						
Total Capital to risk weighted assets	$ 215,176	17.86%	$ 96,383	8.00%	NA	NA
Tier 1 Capital to risk weighted assets	200,122	16.61	48,193	4.00	NA	NA
Tier 1 Capital to average assets	200,122	10.38	77,118	4.00	NA	NA
First State Bank						
Total Capital to risk weighted assets	$ 206,776	17.18%	$ 96,287	8.00%	$ 120,359	10.00%
Tier 1 Capital to risk weighted assets	191,722	15.93	48,141	4.00	72,212	6.00
Tier 1 Capital to average assets	191,722	10.07	76,156	4.00	95,195	5.00

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 5 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS (Continued)

	Actual Regulatory Capital		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions	
December 31, 2013	Amount	Ratio	Amount	Ratio	Amount	Ratio
Community First Bancshares, Inc.						
Total Capital to risk weighted assets	$ 208,929	17.44%	$ 95,839	8.00%	NA	NA
Tier 1 Capital to risk weighted assets	193,860	16.19	47,896	4.00	NA	NA
Tier 1 Capital to average assets	193,860	10.21	75,949	4.00	NA	NA
First State Bank						
Total Capital to risk weighted assets	$ 203,505	17.01%	$ 95,711	8.00%	$ 119,638	10.00%
Tier 1 Capital to risk weighted assets	188,536	15.76	47,858	4.00	71,788	6.00
Tier 1 Capital to average assets	188,536	10.02	75,264	4.00	94,080	5.00

NOTE 6 - FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices (Level 1) are not available, fair values are calculated based on market prices of similar securities or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). The fair value of level 3 securities are determined by the Company's accounting department, which reports to the Chief Financial Officer (CFO). The CFO reviews the fair values and these are reported to the Board of Directors. Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality.

Interest Rate Swaps: The fair values of interest rate swaps are based on valuation models using observable market data as of the measurement date (Level 2).

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 6 - FAIR VALUES (Continued)

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for collateral-dependent impaired loans are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Management reviews the assumptions and approaches utilized in the appraisal. Management periodically evaluates the appraised values and will discount a property's appraised value to account for a number of factors including but not limited to the cost of liquidating the collateral, the age of the appraisal, observable deterioration since the appraisal, or other factors unique to the property.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at March 31, 2014 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets				
Obligations of U.S. government agencies	$ 120,299	$ -	$ 120,299	$ -
Agency mortgage-backed securities: Residential	226,818	-	226,818	-
Agency mortgage-backed securities: Commercial	69,193	-	69,193	-
Agency collateralized mortgage obligations: Residential	132,602	-	132,602	-
Obligations of states and political subdivisions	120,509	-	120,509	-
Corporate notes	375	-	375	-
Equity securities	188	-	188	-
Total securities available-for-sale	$ 669,984	$ -	$ 669,984	$ -
Financial Liabilities				
Interest Rate Swaps	$ (1,457)	$ -	$ (1,457)	$ -

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 6 - FAIR VALUES (Continued)

		Fair Value Measurements at December 31, 2013 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial Assets				
Obligations of U.S. government agencies	$ 108,099	$ -	$ 108,099	$ -
Agency mortgage-backed securities: Residential	249,542	-	249,542	-
Agency mortgage-backed securities: Commercial	77,919	-	77,919	-
Agency collateralized mortgage obligations: Residential	127,606	-	127,606	-
Obligations of states and political subdivisions	107,897	-	107,897	-
Corporate notes	400	-	400	-
Equity securities	188	-	188	-
Total securities available-for-sale	$ 671,651	$ -	$ 671,651	$ -
Financial Liabilities				
Interest Rate Swaps	$ (1,541)	$ -	$ (1,541)	$ -

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

		Fair Value Measurements at March 31, 2014 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:				
Impaired loans:				
Real estate:				
Commercial	$ 3,952	$ -	$ -	$ 3,952

		Fair Value Measurements at December 31, 2013 Using:		
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:				
Impaired loans:				
Real estate:				
Commercial	$ 4,022	$ -	$ -	$ 4,022

(Dollar amounts in thousands except per share data)

NOTE 6 - FAIR VALUES (Continued)

The following represent impairment charges recognized during the period:

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $3,952, with a valuation allowance of $7 at March 31, 2014, resulting in no additional provision for loan losses for the period ending March 31, 2014. The Company recorded $68 in provision for loan losses for collateral dependent impaired loans for the three months ended March 31, 2013.

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at March 31, 2014 and December 31, 2013:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average)
March 31, 2014				
Impaired loans – commercial real estate	$3,952	Sales comparison approach	Adjustment for differences between the comparable sales	15%-25%(19%)
		Income approach	Capitalization rate	11%-13%(11%)
December 31, 2013				
Impaired loans – commercial real estate	$4,022	Sales comparison approach	Adjustment for differences between the comparable sales	15%-25%(19%)
		Income approach	Capitalization rate	11%-13%(11%)

The estimated fair values of the Company's financial instruments were as follows at March 31, 2014 and December 31, 2013.

	March 31, 2014		December 31, 2013	
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets				
Cash and due from financial institutions	$ 21,453	$ 21,453	$ 18,323	$ 18,323
Interest-bearing deposits in financial institutions	22,250	22,250	20,025	20,025
Federal funds sold	5,215	5,215	7,749	7,749
Interest-bearing deposits	750	750	466	466
Securities available for sale	669,984	669,984	671,651	671,651
Securities held to maturity	200	200	200	200
Restricted equity securities	7,490	N/A	7,490	N/A
Loans held for sale	7,857	7,857	9,815	9,815
Loans, net of allowance	1,105,113	1,114,826	1,085,254	1,095,137
Accrued interest receivable	6,412	6,412	6,302	6,302

(Continued)

(Dollar amounts in thousands except per share data)

NOTE 6 - FAIR VALUES (Continued)

	March 31, 2014		December 31, 2013	
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial liabilities				
Deposits	$ 1,589,878	$ 1,552,540	$ 1,552,588	$ 1,517,581
Federal funds purchased and securities sold under agreements to repurchase	33,967	33,967	24,406	24,406
Federal Home Loan Bank advances	102,075	103,254	144,779	146,033
Subordinated debentures	27,100	13,001	27,100	12,980
Notes payable	-	-	3,000	3,000
Accrued interest payable	1,213	1,213	1,309	1,309
Interest rate swap	1,457	1,457	1,541	1,541

The methods and assumptions, not previously described, used to estimate fair values are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, notes payable, and variable rate loans or deposits that reprice frequently and fully. Loans held for sale fair values are determined by quoted prices for similar loans from third-party investors. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of loans does not consider widening credit spreads due to market illiquidity. Fair value of subordinated debentures and other debt are based on current rates for similar types of financing. It was not practicable to determine the fair value of restricted securities due to restrictions placed on its transferability. The fair value of off-balance sheet items is considered nominal.

NOTE 7 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
Commitments to make loans - Variable	$ 145,498	$ 139,374
Commitments to make loans – Fixed	59,916	79,350
Letters of credit	8,348	7,968

NOTE 8 - SUBSEQUENT EVENT

On May 6, 2014, the Company entered into a definitive agreement and plan of merger ("Agreement") with Simmons First National Corporation ("Simmons"). According to the terms of the Agreement, Simmons will acquire all of the outstanding common stock of the Company. Under the terms of the Agreement, each outstanding share of common stock and equivalents of the Company will be converted into the right to receive shares of the Simmons' common stock. The number of shares to be issued is fixed with an exchange ratio of 17.8975 shares of Simmons' stock for each share of the Company's stock.